POWER OF ATTORNEY KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Jane E. Trust, Christopher Berarducci, George P. Hoyt and Tara Gormel with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a trustee/director of any registered closed-end fund to which Legg Mason Partners Fund Advisor, LLC is an investment adviser, any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission. All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument. This Power of Attorney shall be valid from the date hereof until revoked by me. IN WITNESS WHEREOF, I have executed this instrument as of the 10th day of November, 2020. _____________________________________________ Jane E. Trust Trustee/Director, Chief Executive Officer and President _____________________________________________ Robert D. Agdern Trustee/Director _____________________________________________ Carol L. Colman Trustee/Director _____________________________________________ Daniel P. Cronin Trustee/Director _____________________________________________ Paolo M. Cucchi Trustee/Director _____________________________________________ William R. Hutchinson Trustee/Director _____________________________________________ Eileen A. Kamerick Trustee/Director _____________________________________________ Nisha Kumar Trustee/Director Powers of Attorney - Power of Attorney with regard to Execution of Forms 3, 4 and 5 2